Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

1.the Registration Statement (Form S-3 No. 333-207255) of Novatel Wireless, Inc. (predecessor issuer to Inseego Corp.);

2.the Registration Statement (Form S-1 No. 333-283913);

3.the Registration Statements (Form S-3 Nos. 333-290849, 333-239728, 333- 231350, 333-228315, and 333-221404) of Inseego Corp.; and

4.the Registration Statements (Form S-8 Nos. 333-292460, 333-283914, 333-266721, 333-263381, 333-246367, 333- 226754, 333-214965, 333-207233, 333-202648, 333-190879, 333-176489, 333-163033, 333-145482, 333-139730, and 333-53692) of Inseego Corp.,

of our reports dated February 19, 2026 with respect to the consolidated financial statements of Inseego Corp. (the “Company”)) and the effectiveness of internal control over financial reporting of the Company included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

Philadelphia, Pennsylvania
February 19, 2026